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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Quest Software, Inc. and subsidiaries

We consent to the incorporation by reference in Registration Statements No. 333-91429 and No. 333-96183 of Quest Software, Inc. on Form S-8 of (1) our report dated February 1, 2000 (except for Note 12 as to which the date is March 9, 2000) relating to the financial statements of Quest Software, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 1999; and (2) our report dated February 22, 2000 relating to the financial statements of Foglight Software, Inc. appearing in the Current Report on Form 8-K/A of Quest Software, Inc. dated January 7, 2000 (Filed on February 23, 2000).

Our audits of the financial statements referred to in our aforementioned report of Quest Software, Inc. also included the financial statement schedule of Quest Software, Inc. and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 29 , 2000